Exhibit 99.1

April 16, 2015

GenMark Announces Positive Preliminary Q1 Financial Results and ePlex™ Update
- First Quarter Revenue Expected to be $10.1 million, Up 28% Versus Prior Year
- XT-8 Installed Base Expanded by 22 to 562
- European ePlex Launch Now Projected for Fourth Quarter 2015
- Full Year Revenue Guidance Maintained at $38-40 Million

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced positive preliminary first quarter 2015 results, and an update on the commercial launch of its ePlex sample-to-answer system.

First quarter 2015 revenue is expected to be $10.1 million, an increase of 28% over the prior year period. During the quarter, 22 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 562 analyzers within the U.S. market.
The Company now expects a fourth quarter 2015 European launch of its ePlex system, with FDA submission in the first quarter of 2016. “We are confident in the design of the ePlex system and continue to generate excellent results with tests conducted on full ePlex consumables and beta instruments. Our unique sample-to-answer approach which is enabled by proprietary eSensor® detection and digital microfluidics technologies, is truly differentiated in the molecular diagnostics space,” said Hany Massarany, President and Chief Executive Officer of GenMark. “We are currently working on the transfer of our fully integrated consumable to manufacturing, with continued focus on reliability and production scale-up to support the levels required for clinical studies and European launch. This is taking longer than we originally expected, however, it’s absolutely required to meet our stringent quality and reliability standards,” added Massarany.
In addition to the positive preliminary results for the first quarter of 2015, the Company also reiterates 2015 revenue in the range of $38-40 million.
The Company will be hosting a conference call to discuss first quarter 2015 results in further detail on Tuesday, May 5, 2015 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 21561248 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor® detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex™. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and our future financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4358

Source: GenMark Diagnostics, Inc.

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